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                                                                 EXHIBIT 3.1


                                                                F I L E D
                                                          IN THE OFFICE OF THE
                                                       SECRETARY OF STATE OF THE
                                                            STATE OF NEVADA

                         ARTICLES OF INCORPORATION              APR 7 1977

                                    OF         WM. SWACKHAMER-SECRETARY OF STATE
                                                          /s/ {ILLEGIBLE}
                                                               No. 1530-77
                                                                   -------
                       PACIFIC GOLD AND URANIUM. INC.
                                   * * * *

         We, the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada relating to private corporations, and to that end do hereby adopt articles of incorporation as follows:

         ARTICLE ONE. [NAME]. The name of the corporation is:

                         PACIFIC GOLD AND URANIUM, INC.

         ARTICLE TWO. [LOCATION]. The address of the corporation's principal office is Suite 1400 First National Bank Building, One East First Street, in the City of Reno, County of Washoe, State of Nevada. The initial agent for service of process at that address is Nevada Agency and Trust Company.

         ARTICLE THREE. [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

                 I. [OMNIBUS]. To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

                 II. [MINING]. To carry on the business of mining, milling, concentrating, converting, smelting, treating, refining, preparing for market, manufacturing, buying, selling, exchanging and otherwise producing and dealing in uranium, zinc, lead, gold, silver, copper, brass, iron, steel, coal, and in all kinds of ores, metals, and minerals, oils, petroleum, natural gas, hydrocarbons, acids and chemicals, and in the products and by-products of every kind and description and by whatsoever process, the same can be or may hereafter be produced; to purchase, lease, option, locate, or otherwise acquire, own, exchange, sell, or otherwise dispose of, pledge, mortgage, deed in trust, hypothecate, and deal in mines, mining claims, mineral lands, coal lands, oil lands, timber lands, water and water rights, and other property, both real and personal; and to carry on as principals, agents, commission merchants or consignees the business of mining, milling, concentrating, converting, smelting, treating, refining, buying, selling, exchanging, manufacturing, and dealing
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         in the above specified products or any of them and of materials used in the manufacture of each, and any and all of such articles and to carry on as such principals, agents, commission merchants or consignees any other business which in the judgment of the Board of Directors of the corporation may be conveniently conducted in conjunction with any of the matters aforesaid.

                 III. [SMELTING AND REFINING]. To engage in the erection and operation of a smelting and refining works, and to carry on the business of concentrating, converting, smelting, refining, treating, preparing for market, and otherwise producing lead, zinc, and all other kinds of metals and minerals, and generally to engage in the business of refining, buying, selling, exchanging, and otherwise dealing in and with, at wholesale or retail, all metals and mineral products and by-products of every kind and description and by whatsoever process the same can be or may hereafter be produced.

                 IV. [MINING CLAIMS]. To acquire by purchase or exchange, or in any other manner, in the United States or in foreign countries, mining claims, grounds, or lodes, mining and mineral rights, concessions or grants, or any interest therein, and to sell, exchange, lease, or in any other manner to dispose of the whole or any part thereof or any interest therein when desirable.

                 V. [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

                 VI. [PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

         ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of TEN MILLION (10,000,000) shares of capital stock having a par value of One Cent ($0.01) per share.

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         No holder of shares of capital stock of the corporation shall be entitled, as such, to any pre-emptive or preferential right to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue.

         The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

         ARTICLE FIVE. [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) directors. The names and addresses of the members of the first Board of Directors are:

NAME                       TITLE                     ADDRESS
- ----                       -----                     -------
Alexander H. Walker, Jr.   President                 840 Kennecott Bldg.
                                                     Salt Lake City, Utah

Cecil Ann Walker           Vice President            840 Kennecott Bldg.
                                                     Salt Lake City, Utah

Marjorie L. Hall           Secretary and             840 Kennecott Bldg.
                           Treasurer                 Salt Lake City, Utah

         Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation's stock.

         ARTICLE SIX. [ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

         ARTICLE SEVEN. [INCORPORATORS]. The name and address of each incorporator of the corporation is as follows:

         NAME                                      ADDRESS
         ----                                      -------
         Alexander H. Walker, Jr.                  840 Kennecott Bldg.
                                                   Salt Lake City, Utah

         Cecil Ann Walker                          840 Kennecott Bldg.
                                                   Salt Lake City, Utah

         Marjorie L. Hall                          840 Kennecott Bldg.
                                                   Salt Lake City, Utah

         ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.


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         ARTICLE NINE. [BY-LAWS]. The initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-Laws.

         ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

         ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, Individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures at Salt Lake City, Utah, this 30th day of March, 1977.


                                                    /s/ ALEXANDER H. WALKER, JR.
                                                    ---------------------------
                                                    Alexander H. Walker, Jr.


                                                    /s/ CECIL ANN WALKER
                                                    ---------------------------
                                                    Cecil Ann Walker


                                                    /s/ MARJORIE L. HALL
                                                    ---------------------------
                                                    Majorie L. Hall

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STATE OF UTAH                              )
                                           )  ss.
COUNTY OF SALT LAKE                        )

         On the 30th day of March, 1977, before me, the undersigned, a Notary Public in and for the County of Salt Lake, State of Utah, personally appeared ALEXANDER H. WALKER, JR., CECIL ANN WALKER, and MARJORIE L. HALL, known to be to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ S. A. SMITH
                                                ---------------------------
                                                Notary Public
                                                Residing in Salt Lake City, Utah

My Commission Expires:

February 22, 1980